SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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|_|      Filed by Party other than the Registrant

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|_|      Preliminary Proxy Statement
|_|      Confidential, for Use of the Commission Only (as permitted by Rule
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|X|      Definitive Proxy Statement
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|_|      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                       AMERICAN NATURAL ENERGY CORPORATION
                (Name of Registrant as Specified in Its Charter)


                                 NOT APPLICABLE
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


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         4)  Date Filed: _______________________________________________________

                       AMERICAN NATURAL ENERGY CORPORATION
                           7030 SOUTH YALE - SUITE 404
                              TULSA, OKLAHOMA 74136

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 12, 2004

         Notice is hereby given that the Annual Meeting of Shareholders of American Natural Energy Corporation (the "Company") will be held at the offices of the Company at 7030 South Yale - Suite 404, Tulsa, Oklahoma, on Monday, July 12, 2004, at 10:00AM, local time, for the following purposes:

         1. To elect five (5) directors of the Company to hold office until the next Annual Meeting of Shareholders in 2005 and until their respective successors are elected and qualified;

         2. To adopt amendments to the Company's 2001 Stock Incentive Plan to conform with the requirements of the TSX Venture Exchange;

         3. To transact such other business as may properly come before the meeting, or any adjournments thereof.

         Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice. Only holders of shares of the Company's Common Stock of record at the close of business on June 9, 2004 (the "Record Date") are entitled to notice of and to vote at the Meeting.

         We hope that all of our shareholders who can conveniently do so will attend the Meeting. Shareholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed proxy and return the same in the enclosed addressed envelope which is intended for your convenience.

                                       Steven P. Ensz, Secretary

Dated:  June 14, 2004

                       AMERICAN NATURAL ENERGY CORPORATION

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

         The enclosed proxy is solicited by the Board of Directors of American Natural Energy Corporation, an Oklahoma corporation (the "Company"), from the holders of shares of Common Stock, $0.01 par value ("Common Stock") to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held at the offices of the Company at 7030 South Yale - Suite 404, Tulsa, Oklahoma, on Monday, July 12, 2004, at 10:00AM, local time, and at any adjournments thereof.

         The only business which the Board of Directors intends to present or knows that others will present at the Meeting is (i) the election of five (5) Directors of the Company to hold office until the next Annual Meeting of Shareholders in 2005 and until their successors have been elected and qualified, and (ii) to consider and act on a proposal to adopt amendments to the Company's 2001 Stock Incentive Plan to conform with the requirements of the TSX Venture Exchange. Management does not know of any other business to be brought before the Meeting but it is intended that as to any other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. If proxies in the enclosed form are properly executed and returned, the Common Stock represented thereby will be voted at the Meeting in accordance with the shareholder's direction. Unless otherwise specified, proxies in the enclosed form will be voted for the election of the five (5) Directors named as nominees and in favor of the amendments to the Company's 2001 Stock Incentive Plan. Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by revoking it in writing, by executing a later dated proxy or appearing at the Meeting and voting in person. Any writing revoking a proxy should be addressed to Steven P. Ensz, Secretary of the Company, at the address set forth below.

         The Directors to be elected at the Meeting will be elected by a plurality of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote. Votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because Directors will be elected by a plurality of votes cast. The proposal to approve the amendments to the 2001 Stock Incentive Plan requires the affirmative votes of a majority of the shares present in person or represented by a proxy at the meeting and entitled to vote.

         Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors. Where authority to vote for the election of Directors is withheld by a stockholder, such shares will not be counted in determining the outcome of such vote. Therefore, broker non-votes with respect to the election of Directors and stockholders who mark their proxies to withhold authority to vote their shares will have no effect on the outcome of such proposal, although broker non-votes and proxies submitted where the vote for the election of Directors is withheld are counted in determining the existence of a quorum.

         Only holders of record of Common Stock as of the close of business on June 9, 2004 are entitled to vote at the Meeting or any adjournments thereof. On such date, the Company had outstanding voting securities consisting of 26,465,657 shares of Common Stock, each of which shares is entitled to one (1) vote on all proposals submitted to a vote of shareholders at the Meeting.

         The Company's principal executive office address is 7030 South Yale - Suite 404, Tulsa, Oklahoma, and its telephone number is (918) 481-1440. This Proxy Statement and the enclosed Form of Proxy will be mailed to the Company's shareholders on or about June 14, 2004.

1.  ELECTION OF DIRECTORS

         At the Meeting, it is proposed to elect five (5) Directors to hold office until the next Annual Meeting of Shareholders in 2005 and until their respective successors are elected and qualified. It is intended that, unless otherwise indicated, the shares of Common Stock represented by proxies solicited by the Board of Directors will be voted for the election as Directors of the five nominees hereinafter named. If, for any reason, any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for the other nominees and may be voted for a substitute nominee designated by the Board of Directors. Each nominee has indicated that he is willing and able to serve as a Director if elected, and, accordingly, the Board of Directors does not have in mind any substitute.

         The nominees as Director and their age are as follows:

                  Name                               Age
                  ----                               ---

                  Michael K. Paulk                   55

                  Steven P. Ensz                     52

                  Brian E. Bayley                    51

                  John K. Campbell                   69

                  Jules Poscente                     75

         MICHAEL K. PAULK: Mr. Paulk was elected President and Director of the Company in July 2001. From October 1994 to January 2001, when it was sold to Chesapeake Energy Corporation, he was the President and a Director of Gothic Energy Corporation ("GEC"). GEC is neither a predecessor nor affiliate of either ANEC or its wholly-owned subsidiary, Gothic Resources Inc. ("Gothic"), and there was no affiliation between Gothic and GEC prior to January 2001. GEC was engaged, until its acquisition by Chesapeake Energy Corporation in January 2001, in the acquisition, development, exploration and production of natural gas and oil. Mr. Paulk has been engaged in the oil and gas industry for more than fifteen years.

         STEVEN P. ENSZ: Mr. Ensz has been Vice-President, Finance and Chief Financial Officer of the Company since July 2001 and is responsible for its financial activities. From March 1998 to January 2001, he held a similar position with GEC. From July 1991 to February 1998, he was Vice-President, Finance of Anglo-Suisse, Inc., an oil and natural gas exploration and producing company. He has held various positions within the energy industry, including President of Waterford Energy, an independent oil and gas producer, for more than the past 18 years. He is a certified public accountant. Mr. Ensz is also Secretary of the Company.

         BRIAN E. BAYLEY: Mr. Bayley was elected a Director of the Company in June 2001. Since June 30, 2003, Mr. Bayley has been President and Chief Executive Officer of Quest Capital Corp. and has been employed by predecessors or affiliates of Quest Capital Corp. for more than the past five years. Quest Capital Corp. trades on the Toronto Stock Exchange under the symbols QC.A and QC.B. Quest Capital Corp. is a merchant bank that provides financial services to small and mid-cap companies operating primarily in North America. Mr. Bayley is currently President and Director of Quest Management Corp., a management company that is wholly-owned by Quest Capital Corp., a position he has held since December 1996. Quest Management Corp. provides various consulting, administrative, management and related services to publicly traded companies. From time to time, such services are provided to the Company.

Mr. Bayley currently serves as a Director or officer of numerous other public companies, none of which is a reporting issuer under U.S. securities laws. None of the other companies Mr. Bayley is affiliated with are affiliates of the Company. Mr. Bayley is a Director of TransAtlantic Petroleum (USA) Corp., which also provided financing to the Company in March 2003 and purchased $3.0 million principal amount of the Company's 8% Convertible Secured Debentures in October 2003. If all its Debentures are converted, TransAtlantic holds beneficially 6,842,795 shares of the Company's Common Stock representing 26.2% of the Company's shares outstanding.

         JOHN K. CAMPBELL. Mr. Campbell has been a Director of the Company since April 2000 and was President of Gothic from April 2000 to July 2001. Mr. Campbell has been the President and Director of TransAmerica Industries Ltd. since 1986.

         JULES POSCENTE. Mr. Poscente was elected a Director of the Company in October 2003. Mr. Poscente has been the Chairman, President and Chief Executive Officer of Eurogas Corporation since prior to 1995. It is engaged in oil and gas exploration and development. Mr. Poscente was elected a Director pursuant to the terms of the transaction in which our $12.0 million principal amount of 8% Convertible Secured Debentures (the "Debentures") were issued in October 2003.

EXECUTIVE OFFICERS

         The current executive officers of the Company are the following:

       NAME                AGE                    POSITION
       ----                ---                    --------

Michael K. Paulk            55             President and Director

Steven P. Ensz              52             Vice President, Finance and
                                           Chief Financial Officer


         The employment background of Messrs. Paulk and Ensz is described above.

DIRECTOR AND OFFICER SECURITIES REPORTS

                  The Federal securities laws require the Company's Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any of its equity securities. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on a review of the copies of such reports and other information furnished to it, all persons subject to these reporting requirements filed the required reports on a timely basis with respect to the year ended December 31, 2003.


EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or awarded during the three years ended December 31, 2003 to the Company's chief executive officer and all other executive officers who received compensation exceeding $100,000 during 2003 for all services rendered to the Company.


                                              SUMMARY COMPENSATION TABLE
                                                  ANNUAL COMPENSATION

                                                                                                COMPENSATION
                                                                                      ----------------------------------
                                                                            OTHER          LONG-TERM        ALL OTHER
         NAME AND                              ANNUAL                      ANNUAL        AWARDS/OPTION        COMP.
    PRINCIPAL POSITION          YEAR           SALARY          BONUS        COMP.             (#)
------------------------------------------------------------------------------------------------------------------------
Michael K. Paulk                2003        $120,000(1)         -0-          -0-              -0-               -0-
                                2002         $90,000(2)         -0-          -0-              -0-               -0-
                                2001            -0-             -0-          -0-            325,000         $35,000(3)

Steven P. Ensz                  2003        $120,000(1)         -0-          -0-              -0-               -0-
                                2002         $90,000(2)         -0-          -0-              -0-               -0-
                                2001            -0-             -0-          -0-            325,000         $35,000(3)

------------------------

(1) Of this amount, $40,000 was unpaid at December 31, 2003 and is included in accrued liabilities.
(2) Of this amount, $45,000 was unpaid at December 31, 2002 and 2003 and was included in accrued liabilities.
(3) This sum represents amounts paid for services prior to the January 2002 corporate reorganization resulting in American Natural Energy Corporation becoming the Company's parent corporation.

STOCK OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2003 AND HOLDINGS AT DECEMBER 31, 2003.

        The following table provides information with respect to the above named executive officers regarding options held at December 31, 2003. No options were granted to such persons during the year ended December 31, 2003.

                                                      NUMBER OF UNEXERCISED OPTIONS      VALUE OF UNEXERCISED IN-THE-MONEY
                                                            AT DECEMBER 31, 2003           OPTIONS AT DECEMBER 31, 2003(1)
      NAME         SHARES ACQUIRED ON      VALUE         EXERCISABLE      UNEXERCISABLE    EXERCISABLE       UNEXERCISABLE
                        EXERCISE         REALIZED
----------------------------------------------------------------------------------------------------------------------------
Michael K. Paulk          -0-              -0-             325,000             -0-            $256,750             -0-

Steven P. Ensz            -0-              -0-             325,000             -0-            $256,750             -0-

----------------------
(1) Based on the closing bid price on December 31, 2003 of $1.11 per share.


MEETINGS OF THE BOARD OF DIRECTORS, COMMITTEES AND RIGHTS OF REPRESENTATION ON THE BOARD OF DIRECTORS

         Board of Directors. The Company's Board of Directors held four meetings during the year ended December 31, 2003. Each of the Company's Directors participated in all of the meetings of the Board and of each committee of the board of which he is a member. In the opinion of the Company's Board of Directors, Messrs. Campbell and Poscente are independent directors as defined under the rules relating to the NASDAQ Stock Market.

         Under the terms of the Indenture under which the Company's Debentures were issued in October 2003, Mr. Poscente and one other person, who has since died, were elected Directors of the Company in October 2003. The Indenture further provides that if either of such persons, or any replacement Director for either of them, ceases at any time to be two of the Company's Directors and any of the following occurs:

         o such Director has so ceased to be a Director as a result of a resolution passed or an election of Directors approved by the Company's shareholders; or

         o the Company fails to give notice to the Trustee under the Indenture and the holders of the Debentures that one or more of such Directors has ceased to be a Director of the Company within five days after the date such person ceased to be such a director; or

         o the Company fails to appoint or elect an individual, who has been approved as a replacement Director by resolution of the Debentureholders and who has consented to act as such, to fill a vacancy in such two Directors' positions within five days of such resolution being passed by the Debentureholders and the Company receives notice thereof;

then a default has occurred under the Indenture which gives to the Trustee and the holders of the Debentures the right to accelerate the due date on the indebtedness. Under such circumstances, the Trustee, on behalf of the holders of the Debentures, may enforce its rights to foreclose on the collateral for the Debentures which include substantially all of the Company's oil and gas properties and other assets. It is expected that another person to be selected by the holders of the Debentures will be elected to our Board of Directors; however, no such person has been selected as of the Record Date.

         Audit Committee. As of January 31, 2004, the Company's Audit Committee consists of Messrs. Brian E. Bailey (Chairman) and John K. Campbell The Audit Committee, among other things, meets with the Company's independent accountants to review the Company's accounting policies, internal controls and other accounting and auditing matters; approves the engagement of the Company's independent accountants to render audit and non-audit services; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent accountants. The Audit Committee met four times during the year ended December 31, 2003.

         The Company's Audit Committee Charter, as adopted on April 22, 2004, is attached as Annex A to this Proxy Statement. The Charter describes the nature and scope of the duties and responsibilities of the Audit Committee.

         The Company's Board of Directors has determined that the Board does not have an Audit Committee Financial Expert serving on its Audit Committee. The Company does not have an Audit Committee Financial Expert serving on its Audit Committee because at this time the limited magnitude of the Company's revenues and operations does not, in the view of the Board of Directors, justify or require that the Company obtain the services of a person having the attributes required to be an Audit Committee Financial Expert on the Company's Board of Directors and Audit Committee. The Company's Board of Directors may in the future determine that a member elected to the Board in the future has the attributes to be determined to be an Audit Committee Financial Expert.

         Nominating Committee. The Company does not have a standing nominating committee. Under the rules of the TSX Venture Exchange on which the Company's shares of Common Stock are listed, the Company is not required to have such a committee. The Company's Board of Directors is of the view that because of the limited magnitude of the Company's revenues and operations at this time, it is appropriate for the Company not to have a nominating committee. Each Director of the Company has the opportunity to participate in the consideration of nominees for election as Directors. The Board of Directors has not adopted a charter for a nominating committee.

         As is described above, the holders of the Company's outstanding Debentures have certain rights if persons approved by the holders of the Debentures fail to be elected or re-elected as Directors of the Company. Except for the foregoing, the Company has not adopted a policy with regard to the consideration of candidates for nomination for election as Directors. Because of the limited magnitude of the Company's revenues and operations at this time, the Company's Board of Directors believes it is appropriate for the Company not to have such a policy.

         Compensation Committee. The Company's Board of Directors has not appointed a compensation committee.

         The Company's full Board of Directors acts on matters involving the compensation of the Company's executive officers and employees and the grant of options under the Company's option plan. Executive officers who are Directors whose compensation is being considered do not participate in board or committee actions regarding their compensation. The Board of Directors seeks to assure that the Company's executive officers are adequately and fairly compensated and that their compensation is competitive with other similar-sized companies in the oil and gas exploration and production industry and, at the same time, reflecting their individual performance and responsibilities within the Company. To date, the Board has compensated executive officers primarily through the payment of salaries. The Company does not have any employment agreements with its executive officers.


DIRECTORS' COMPENSATION

         The Directors of the Company do not receive any cash compensation for serving in that capacity; however, they are reimbursed for their out-of-pocket expenses in attending meetings. Pursuant to the terms of the Company's 2001 Stock Incentive Plan, each non-employee Director who is first elected or appointed after February 1, 2002 automatically receives an option grant for 50,000 shares on the date such person joins the Board. In addition, on the date of each annual stockholder meeting, provided such person has served as a non-employee Director for at least six months, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares. As in effect on the Record Date, each such option has a term of ten years, subject to earlier termination following such person's cessation of Board service, and is subject to certain vesting provisions. As proposed to be amended at the Meeting, the term of options hereafter granted will have a term of five years.


COMMUNICATING WITH THE BOARD OF DIRECTORS

         Stockholders or other interested parties may communicate with the entire Board of Directors, specified individual Directors, or certain Directors as a group by writing to the secretary of the Company at 7030 South Yale - Suite 404, Tulsa, OK 74136. All such correspondence will be forwarded to the specified Director or group of Directors.

         The Company urges but does not require Board members to attend annual meetings of stockholders. Four of the Company's Directors attended the Company's annual meeting of stockholders held on September 24, 2003 in Tulsa, Oklahoma, including two who attended by telephone.

2.       AMENDMENT TO 2001 STOCK INCENTIVE PLAN

         At the Meeting, it is proposed to seek stockholder approval of certain amendments to the Company's 2001 Stock Option Plan. The Company's shares are listed on the TSX Venture Exchange and these amendments are proposed so that, if the amendments are adopted, the 2001 Plan will comply with the TSX Venture Exchange requirements, and this proposal is submitted to stockholders for approval for that reason. The 2001 Plan was adopted by the Board of Directors of the Company in December 2001 and approved by the vote of the disinterested stockholders of the Company's predecessor, Gothic Resources Inc., at a meeting held on January 18, 2002.


MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL

         Under the 2001 Plan, as presently constituted before the proposed amendments, 5,000,000 shares of Common Stock have been reserved for issuance on exercise of options that may be granted under the 2001 Plan. The proposed amendments, if adopted, will not change the number of shares reserved for issuance. The proposed amendments will change, among other things, certain vesting provisions, impose certain limitations on the number of shares that can be the subject of options, provisions relating to the expiration of options upon a cessation of service by an optionee, and change certain of the optionee's rights upon a change of control of the Company.

         Description of the 2001 Plan. The 2001 Plan is divided into five separate components: (i) the Discretionary Option Grant Program under which eligible individuals in the Company's employ or service (including officers and consultants) may, at the discretion of the 2001 Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price equal to not less than the fair market value of the Common Stock on the date of grant, (ii) the Stock Issuance Program under which such individuals may, in the 2001 Plan Administrator's discretion, be issued shares of Common Stock directly, through the purchase of such shares at a price not less than their fair market value at the time of issuance or as a bonus tied to the performance of services, (iii) the Salary Investment Option Grant Program which may, in the 2001 Plan Administrator's sole discretion, be activated for one or more calendar years and, if so activated, allows executive officers and other highly compensated employees the opportunity to apply a portion of their base salary to the acquisition of special below-market stock option grants, (iv) the Automatic Option Grant Program under which option grants are automatically made at periodic intervals to eligible, non-employee members of the Board of Directors to purchase shares of Common Stock at an exercise price equal to their fair market value on the grant date and (v) the Director Fee Option Grant Program which may, in the 2001 Plan Administrator's sole discretion, be activated for one or more calendar years and, if so activated, allows non-employee Board members the opportunity to apply a portion of any annual retainer fee otherwise payable to them in cash each year to the acquisition of special below-market option grants. These five separate components of the 2001 Plan will continue to exist if the proposed amendments are adopted; however, certain provisions of those components will be changed.

         The Discretionary Option Grant Program and the Stock Issuance Program are administered by the Board of Directors. The Board of Directors, as 2001 Plan Administrator, has the discretion to determine which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the U.S. federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The Board of Directors also has the authority to select the executive officers and other highly compensated employees who may participate in the Salary Investment Option Grant Program in the event that program is activated for one or more calendar years, but the Board of Directors does not exercise any administrative discretion with respect to option grants made under the Salary Investment Option Grant Program or under the Automatic Option Grant Program or Director Fee Option Grant Program for the non-employee Board members. All grants under those three latter programs are made in strict compliance with the express provisions of each such program.

         The exercise price for the shares of Common Stock subject to option grants made under the 2001 Plan may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the 2001 Plan Administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options or the purchase of their unvested shares by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with such exercise or purchase.

         Stock appreciation rights are authorized for issuance under the Discretionary Option Grant Program which provide the holders with the election to surrender their outstanding options for an appreciation distribution from the Company equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may be made in cash or in shares of Common Stock.

         In the event that the Company is acquired by merger or sale of substantially all of its assets or securities possessing more than 50% of the total combined voting power of the Company's outstanding securities, unless otherwise provided in the option, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are assigned to the successor corporation or otherwise continued in effect. The 2001 Plan Administrator has complete discretion to grant one or more options under the Discretionary Option Grant Program which, unless otherwise provided in the option, will become exercisable on an accelerated basis for all of the option shares upon (i) an acquisition or other change in control of the Company, whether or not those options are assumed or continued in effect, or (ii) the termination of the optionee's service within a designated period (not to exceed 18 months) following an acquisition or other change in control in which those options are assumed or continued in effect. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The 2001 Plan Administrator is also authorized under the Discretionary Option Grant and Stock Issuance Programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in the majority of the Board of Directors of the Company by reason of one or more contested elections for Board membership, with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service within a designated period following such change in control.

         In the event the 2001 Plan Administrator elects to activate the Salary Investment Option Grant Program for one or more calendar years, each executive officer and other highly compensated employees of the Company selected for participation may elect, prior to the start of the calendar year, to reduce his or her base salary for that calendar year by a specified dollar amount not less than $12,000 nor more than $60,000. If such election is approved by the 2001 Plan Administrator, the individual will automatically be granted, on the first trading day in January of the calendar year for which that salary reduction is to be in effect, a non-statutory option to purchase that number of shares of Common Stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Common Stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount of salary invested in that option. The option will become exercisable for the option shares in a series of 12 equal monthly installments over the calendar year for which the salary reduction is to be in effect and will be subject to full and immediate vesting upon certain changes in the ownership or control of the Company.

         Under the Automatic Option Grant Program, each individual who is a non-employee Board member on February 1, 2002 or who first becomes a non-employee Board member at any time thereafter, whether by appointment by the Board of Directors or election of the stockholders, will automatically receive an option grant for 50,000 shares as of the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each Annual Stockholders Meeting of the Company held after the 2001 Plan Effective Date, each non-employee Board member who is to continue to serve as a non-employee Board member is automatically granted an option to purchase 5,000 shares of Common Stock, provided, commencing January 1, 2003, such individual has served on the Board for at least six months. Each automatic grant for the non-employee Board members has a term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option is immediately exercisable for all of the option shares; however, any unvested shares purchased under the option are subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease Board service prior to vesting in those shares. The shares subject to each initial 50,000-share automatic option grant vest over a three-year period in successive equal annual installments upon the individual's completion of each year of Board service measured from the option grant date. Each 5,000-share automatic option grant will vest upon the individual's completion of one year of Board service measured from the option grant date. However, the shares subject to each automatic grant immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a Board member.

         Should the Director Fee Option Grant Program be activated, each non-employee Board member has the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option grant. The option grant is automatically made on the first trading day in January in the year for which the retainer fee would otherwise be payable in cash. The option has an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of Common Stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee invested in that option. The option will become exercisable for the option shares in a series of 12 equal monthly installments over the calendar year for which the election is to be in effect. However, the option will become immediately exercisable for all the option shares upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

         The shares subject to each option under the Salary Investment Option Grant and Automatic Option Grant and Director Fee Option Grant Programs immediately vest upon (i) an acquisition of the Company by merger or asset sale,
(ii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iii) a change in the majority of the Board effected through one or more contested elections for Board membership. Limited stock appreciation rights are automatically be included as part of each grant made under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs and may be granted to one or more officers of the Company as part of their option grants under the Discretionary Option Grant Program. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in connection with the tender offer over (ii) the exercise price payable for such share.

         The Board of Directors of the Company may amend or modify the 2001 Plan at any time, subject to any required stockholder approval. The 2001 Plan will terminate on the earliest of (i) 10 years after the 2001 Plan Effective Date,
(ii) the date on which all shares available for issuance under the 2001 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

         Options granted under the 2001 Plan could have the effect of discouraging, delaying or preventing a merger or acquisition of the Company that a stockholder may consider favorable.

         Description of Proposed Material Amendments. The material amendments to the 2001 Plan include the following:


         o Limitations will be placed on the amount of shares that can be the subject of options granted under the 2001 Plan within a one-year period so that the number of shares that can be issuable under the 2001 Plan and all other share compensation plans established by the
             Company:

                 - to any one optionee cannot exceed 5% of the total number of the Company's issued and outstanding shares on the date of grant,
                 - to Insiders (as defined under the rules and policies of the TSX Venture Exchange) cannot exceed 10% of the total number of the Company's issued and outstanding shares on the date of grant,
                 - to all consultants and independent advisors who provide ongoing investor relations activities cannot exceed 2% in the aggregate of the total number of the Company's issued and outstanding shares on the date of grant. These limitations did not exist in the 2001 Plan as adopted.

         o A limitation will be placed on the amount of shares that can be the subject of options granted under the 2001 Plan and all other share compensation plans established by the Company so that the amount cannot exceed 10% of the total number of the Company's issued and outstanding shares. This limitation did not exist in the 2001 Plan as adopted.
         o Unvested shares repurchased by the Company pursuant to its re-purchase rights will not be available thereafter for re-issuance on exercise of options granted under the 2001 Plan. As originally adopted, these shares would be thereafter available for the issuance of options.

         o Vesting of options must be in accordance with the policies of the TSX Venture Exchange which currently provide that the minimum vesting requirements are 25% of the number of shares under option on the date the option is granted and 12-1/2% every quarter thereafter, which is the vesting period adopted by the Company's Board of Directors. This vesting schedule did not exist in the 2001 Plan as adopted.

         o   Under the Discretionary Option Grant Program,

                 - The exercise price for an option no longer may be paid by delivery of shares of the Company's Common Stock. Under the 2001 Plan as adopted, shares could be used for this purpose.

                 - No option can have a term exceeding five years from the grant date. Under the 2001 Plan as adopted, the term could be up to ten years.

                 - Upon a cessation of service, the option shall remain exercisable for no more than 90 days following the cessation of service and if the person is a consultant providing ongoing investor relation activities, such period is 30 days. Under the 2001 Plan as adopted, any limitations were established by the terms of the grant and could exceed these periods.

                 - The Company will no longer have the right to re-purchase unvested shares held upon a cessation of service at their exercise price paid per share.

                 - Options are not assignable or transferable. Under the 2001 Plan as adopted, such options could be transferred as permitted by the Canadian Venture Exchange Inc.

                 - Upon a change in control of the Company, rights to re-purchase shares will no longer automatically terminate and the shares subject to those rights will not automatically vest.

                 - Stock appreciation rights will no longer be able to be granted.

         o   Under the Salary Investment Option Grant Program

                 - The exercise price of the shares must equal the fair market value of the shares on the date of grant.

                 - Each option will have a maximum term of five years. Under the 2001 Plan as adopted, the term was ten years.

         o   Under the Automatic Option Grant Program

                 - Each option is to have a term of five years from the option grant date. Under the 2001 Plan as adopted, the term was ten years.

                 - Shares purchased on exercise of an option will no longer be re-purchasable by the Company on cessation of Board service prior to the vesting of the shares.

                 - Upon a change of control, the Company's right to re-purchase shares will no longer terminate.

                 - Upon a cessation of service as a Director, if service terminates for any reason other than death or disability, the option will remain exercisable for 90 days and in the event the reason is death or disability, the option will remain exercisable for one year. Under the 2001 Plan as adopted, any limitations were established by the terms of the grant and could exceed these periods.

         o   Under the Director Fee Option Grant Program

                 - The exercise price of the shares will equal the fair market value of the shares on the date of grant.

                 - Each option will have a maximum term of five years. Under the 2001 Plan as adopted, the term was ten years.

         o The option exercise price for shares issued on exercise of options granted under the Discretionary Option Grant Program or the Stock Issuance Program will not be able to be paid by delivery of a promissory note.

         o The Company will be unable to grant options to purchase shares in excess of the number of shares reserved under the 2001 Plan. Under the 2001 Plan as adopted, this limit could be exceeded provided stockholder approval for the excess was obtained within one year.

         ADOPTION OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES CAST AT THE MEETING.




                              CERTAIN TRANSACTIONS

                  The Company was organized as an Oklahoma corporation on January 19, 2001. At that time, the following persons subscribed to an aggregate of 100,000 shares of the

Company's common stock. Messrs. Paulk and Ensz may be deemed to be the Company's founders.

                   NAME                             NO. OF SHARES
                   ----                             -------------

                   Michael K. Paulk                     42,500
                   Steven P. Ensz                       42,500
                   Bennett G. Shelton                    5,000
                   Robert G. Snead                       5,000
                   Richard Mulford                       5,000
                                                       -------
                                            Total      100,000

         By agreement dated July 11, 2001, the above five stockholders sold their shares to Gothic Resources Inc., the Company's predecessor corporation, in exchange for an aggregate of 1,000,000 shares of Gothic, or ten Gothic shares for each one share of the Company's shares. The Company thereby became a wholly-owned subsidiary of Gothic.

         In July, 2001, the Company issued in a private sale of its securities to a limited number of sophisticated investors an aggregate of 10,000,000 shares of common stock for a subscription price of $0.33 per share. The Company's officers and Directors purchased the following numbers of shares in the transaction:

                   NAME                            NO. OF SHARES
                   ----                            -------------
                   Michael K. Paulk                    650,000
                   Steven P. Ensz                    1,000,000
                   Brian E. Bayley                     650,000
                                                     ---------
                                            Total    2,300,000

         On June 6, 2001, each of Michael K. Paulk and Steven P. Ensz loaned the Company $100,000 evidenced by its promissory note bearing interest at 6% per annum and due on May 31, 2002. These notes have been repaid with all accrued interest.

         During the year 2001, the Company paid consulting, management and other reimbursable expenses aggregating approximately $19,750 to Quest Management Corp. of which Mr. Bayley, one of the Company's Directors, is President. Payment of expenses in 2002 aggregated $20,329. No payments were made to Quest Management Corp. in 2003. These expenses primarily relate to compliance with regulatory filing requirements with the securities commissions of the Provinces of Canada where the Company's securities are able to be traded and such expenses are expected to continue so long as the Company's securities continue to be traded in Canada.

         In September 2002, Mr. Paulk loaned to the Company $40,000. The loan was due on demand and accrued interest at the Bank One prime rate (4% per annum as of August 8, 2003), a rate equal to the interest rate Mr. Paulk paid on the funds borrowed by him. The loan was not collateralized. The proceeds of the loan were used by the Company for working capital. The loan was repaid in November 2003.

         In March 2003, the Company completed a $2.5 million borrowing from Quest Investment Corporation (a wholly-owned subsidiary of Quest Capital Corp.), as principal and agent, for working capital and repayment of secured debt. The $2.5 million was due to be repaid on October 31, 2003 and bore interest at 12% per annum (effective rate 22.0%). The loan was secured by all the Company's oil and gas properties and undeveloped leaseholds. This loan was repaid in October 2003. The lenders received 688,000 shares of the Company's common stock as compensation for making the loan. Mr. Brian Bayley, one of the Company's Directors, is a Director and the Chief Executive Officer of Quest Capital Corp.

         In March 2003, the Company entered into a funding arrangement with TransAtlantic Petroleum (USA) Corp. whereby TransAtlantic agreed to advance to the Company up to $2.0 million, of which up to $1.8 million was used to fund the Company's share of the drilling and completion costs for the four initial wells the Company drilled in St. Charles Parish. In exchange, TransAtlantic received a $2.0 million production payment payable out of 75% of the net revenues from the wells drilled with the funds advanced. In addition, also in exchange for the availability of the funds for drilling and completion and an additional $200,000 of funding, TransAtlantic received a 10% interest in the Company's Bayou Couba Lease and its lease with the State of Louisiana. Under the agreements, TransAtlantic has the right to acquire a 10% participation in any additional leasehold interests the Company acquires in its approximately 23.138 square mile Bayou Couba salt dome development area. The Company's obligations to TransAtlantic were collateralized by a lien against its interest in the four initial wells and their hydrocarbon production. At September 30, 2003, the entire $1.8 million and $200,000 fundings had been advanced and $327,350 of the production payment had been paid to TransAtlantic. The remaining outstanding balance on the production payment was paid in October 2003. Because the transaction involved the sale of a production payment to TransAtlantic, there was no stated interest rate on the advances. The Company imputed interest in the amount of $461,544 on the $2,000,000 in its financial statements. Mr. Brian Bayley, a Director of the Company, is also a Director of TransAtlantic.

         In October 2003, the Company completed the private sale of $12.0 million principal amount of 8% Convertible Secured Debentures (the "Debentures") due September 30, 2005. The Debentures bear interest payable quarterly commencing December 31, 2003 at 8% per annum. The outstanding principal of the Debentures is convertible into shares of the Company's Common Stock at any time prior to maturity at a conversion price of $0.45 per share, subject to anti-dilution adjustment, and the Debentures are redeemable by the Company at any time after October 1, 2004 if the average weighted price per share on the TSX Venture Exchange for a 20 consecutive trading day period prior to the date notice of redemption is given has exceeded 166-2/3% of the conversion price. The Debentures are collateralized by substantially all of the

Company's assets. A finder's fee in the amount of $360,000 was paid in connection with the financing. The Company used approximately $5.9 million of the proceeds of the financing for the repayment of secured debt. The secured indebtedness repaid included $2.5 million to Quest Capital Corp., which bore interest at 12% per annum, was due October 31, 2003, and was collateralized by a first lien on substantially all the Company's assets. In addition, the Company paid out of the proceeds the remaining balance of $1.7 million on a production payment owing to TransAtlantic Petroleum (USA) Corp. TransAtlantic retained its 10% participation right in the Company's area of mutual interest with ExxonMobil Corp. which was granted as partial consideration for the $2.0 million financing entered into in March 2003 described above.

         In connection with and as conditions to the Debenture financing, Mr. Jules Poscente, currently one of the Company's Directors and one other person were elected to the Company's Board of Directors. See "1. Election of Directors
- Meetings of the Board of Directors, Committees and Rights of Representation On the Board of Directors" above for a description of the terms of the Debentures relating to these rights.

         Purchasers of the Debentures included TransAtlantic Petroleum Corp., in the amount of $3.0 million principal amounts, Quest Capital Corp., in the amount of $500,000 principal amount. Mr. Fleming was formerly the Chairman of TransAtlantic. Mr. Brian Bayley, who has been a Director of the Company since June 2001, is also President and Chief Executive Officer of Quest Capital Corp. and a Director of TransAtlantic. In addition, Bonanza Energy Ltd., a corporation of which Mr. Fleming was the sole shareholder, purchased $500,000 principal amount of Debentures. Out of the proceeds of the sale of the Debentures, TransAtlantic was paid $1.7 million in payment in full of a production payment owing to it and Quest Capital Corp. was paid $2.5 million in repayment of a loan.
                             INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected PricewaterhouseCoopers L.L.P. as the Company's independent registered public accounting firm for 2004. The Company expects a representative of PricewaterhouseCoopers L.L.P. to be present at the Meeting and to be available to respond to appropriate questions or make a statement if they desire to do so.

         On February 12, 2002, PricewaterhouseCoopers, LLP, Vancouver, Canada, was engaged to audit Gothic's consolidated financial statements for the year ended December 31, 2001 and 2000. The decision to engage PricewaterhouseCoopers LLP was approved by Gothic's Board of Directors.

         The firm of KPMG LLP, Vancouver, Canada, audited the financial statements of Gothic for the years ended December 31, 2000 and 1999. On February 12, 2002, KPMG LLP's appointment as principal accountants was terminated. The audit report of KPMG LLP for the two years ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion or modification as to uncertainty, audit scope or accounting principles.

         During the two years ended December 31, 2000 and through February 12, 2002, neither the Company nor anyone on its behalf consulted with PricewaterhouseCoopers, LLP regarding the matters referred to in Item 304(a)(2) of Regulation S-B under the Securities Exchange Act of 1934, as amended. During the two fiscal years ended December 31, 2000 and through February 12, 2002, Gothic did not have any disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

2003 AND 2002 AUDIT AND RELATED FEES

         The following sets forth fees incurred by the Company during the year ended December 31, 2002 for services provided by PricewaterhouseCoopers, LLP., the Company's independent public accountant:

            Audit Fees       Audit Related Fees      Tax Fees    All Other Fees
--------------------------  --------------------   -----------------------------

   2003      $266,500              $-0-               $-0-           $-0-

   2002      $356,937              $-0-               $-0-           $-0-

         The Company's Board of Directors believes that the provisions of the services during the two years ended December 31, 2003 is compatible with maintaining the independence of PricewaterhouseCoopers L.L.P. The Company's Audit Committee approves before the engagement the rendering of all audit and non-audit services provided to the Company by its independent auditor. Engagements to render services are not entered into pursuant to any pre-approval policies and procedures adopted by the Audit Committee.


                             COMMON STOCK OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of the Record Date, the Company had issued and outstanding 26,465,657 shares of its Common Stock. The following table sets forth, as of the Record Date, certain information regarding beneficial ownership of the Common Stock by (i) those persons beneficially holding more than five percent of the Company's Common Stock, (ii) the Company's directors who beneficially own shares of the Common Stock and (iii) all of the Company's directors and officers as a group.

                                                                                        PERCENTAGE OF
                                                              NUMBER OF SHARES           OUTSTANDING
                       NAME AND ADDRESS (1)(2)                     OWNED                   SHARES(3)
              ---------------------------------------------------------------------------------------

              Mike K. Paulk                                     1,400,000(4)                  5.7%

              Steven P. Ensz                                    1,750,000(5)                  6.5%

              Brian E. Bayley                                     916,500(6)                  3.6%
              Quest Management Corp.
              Suite 300 - 570 Granville Street
              Vancouver, BC V6C 3P1

              John K. Campbell                                    225,000(7)                  0.9%
              750 West Pender Street - Suite 710
              Vancouver, BC V6C 2T7

              Bonanza Energy Ltd.                               1,311,111(8)                  5.0%
              #1550, 340 12th Avenue, SW
              Calgary, Alberta T2R 1L5

              Jules Poscente                                      220,000(9)                  0.8%
              440, 333 Fifth Avenue, SW
              Calgary, Alberta  T2P 3B6

              Commonwealth Canadian Balanced Fund(10)           1,666,667(11)                 6.4%
              40 King Street, West
              55th Floor
              Toronto, Ontario  M5H 4A9

              TransAtlantic Petroleum Corp(12)                  6,842,795(13)                26.2%
              1550, 340 - 12th Avenue, SW
              Calgary, Alberta  T2R 1L5

              All Directors and officers as a group (5          4,511,500                    17.2.%
              persons)

---------------------------
(1) This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities. The tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the Record Date owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.
(2) Unless otherwise indicated, the address for each of the above is c/o American Natural Energy Corporation, 7030 South Yale, Suite 404, Tulsa, Oklahoma 74136.
(3) The percentage of outstanding shares calculation is based upon 26,154,546 shares outstanding as of the Record Date, except as otherwise noted.

(4) Includes 325,000 shares issuable at an exercise price of $0.32 on exercise of an option. Of Mr. Paulk's shares, 141,667 shares are held subject to a Pooling Agreement described below.
(5) Includes 325,000 shares issuable at an exercise price of $0.32 on exercise of an option. Of Mr. Ensz's shares, 141,667 shares are held subject to a Pooling Agreement described below.
(6) Includes 200,000 shares issuable at an exercise price of $0.32 on exercise of an option. Excludes 60,000 shares held by Mr. Bayley's wife and 50,000 shares held by a trust for the benefit of Mr. Bayley's minor children, as to all of which Mr. Bayley disclaims a beneficial interest. Also excludes 181,632 issued and outstanding shares and 1,111,111 shares issuable on conversion of Debentures held by Quest, as to which shares and Debentures Mr. Bayley disclaims a beneficial interest.
(7) Includes 25,000 shares held by Mr. Campbell, 150,000 shares issuable at an exercise price of $0.47 on exercise of an option and 50,000 shares issuable at an exercise price of $0.68 on exercise of an option.
(8) The shares are issuable on conversion of $500,000 principal amount of the Company's Debentures at a conversion price of $0.45 per share, subject to adjustment. The Debentures are held by Bonanza Energy Ltd. which is wholly owned by the estate of Mr. John Fleming. Also includes 200,000 shares issuable on exercise of options held by Mr. Fleming's estate exercisable at $0.68 per share.
(9) Includes 20,000 shares held jointly by Mr. Poscente and his wife and 200,000 shares issuable on exercise of options at an exercise price of $0.68 per share.
(10) Commonwealth Canadian Balanced Fund is an open-ended mutual fund trust created under the laws of Canada and regulated under the laws of the Province of Ontario, Canada. It is managed by Goodman and Company Investment Counsel, Ltd. which may be deemed to be the beneficial owner of the shares as defined in Rule 13d-3. However, Goodman and Company Investment Counsel, Ltd. disclaims a beneficial interest in the shares.
(11) Shares issuable on conversion of $750,000 principal amount of our Debentures.
(12) As reported on the Schedule 13D filed by TransAtlantic Petroleum Corp., TransAtlantic Petroleum Corp. is a corporation whose shares are publicly traded on the Toronto Stock Exchange under the symbol TNP.U. Its Directors are George Plewes, Brian Bayley and Alan C. Moon.
(13) Includes 176,129 shares held by TransAtlantic and 6,666,666 shares issuable on conversion of $3.0 million principal amount of our Debentures. Mr. Bayley, one of our Directors, is also a Director of TransAtlantic and also disclaims a beneficial interest in the Debentures and shares.

         Pooling Agreement. Of the shares held by each of Messrs. Paulk and Ensz, 425,000 of such shares, as well as 50,000 shares held by each of Robert G. Snead, Bennett G. Shelton and Richard Mulford, employees of the Company, are held pursuant to the terms of an agreement that provides that one-third of such shares are released from escrow and the restrictions of the agreement on each of July 17, 2002, July 17, 2003, and July 17, 2004. Under the terms of the escrow agreement, the stockholders are prohibited from selling, dealing in, assigning or transferring the shares during the restricted period. The agreement terminates with respect to all the shares on July 17, 2004. In the event of a change of control of the Company, evidenced by a change of a majority of the Board of Directors, the shares are then released from the restrictions of the agreement. The stockholders retain the right to vote the shares and to receive dividends during the term of the agreement. The Company is not a party to this agreement, however, the terms of this agreement could affect the number of shares of its common stock available for sale from time to time.


GENERAL

SUBMISSION OF SHAREHOLDERS' PROPOSALS FOR 2005 ANNUAL MEETING

         Any proposals which shareholders intend to present for a vote of shareholders at the Company's 2005 Annual Meeting and which such shareholders desire to have included in the Company's proxy statement and form of proxy relating to that meeting must be sent to the Company's executive office and received by the Company not later than February 14, 2005.

         OTHER MATTERS

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and the Company will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

         The Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, including financial statements, is being mailed to shareholders herewith. However, that report is not part of the proxy soliciting information.

                            By Order of the Board of Directors

                            Steven P. Ensz, Secretary

Dated:  June 14, 2004

                                     ANNEX A


                             AUDIT COMMITTEE CHARTER

I.       PURPOSE OF AUDIT COMMITTEE

         The purpose of the Audit Committee, which is part of the Board, shall be (a) to assist the Board's oversight of (i) the integrity of the Company's financial statements, (ii) the Company's independent auditors' qualifications and independence, (iii) the performance of the Company's independent auditors and the Company's internal audit function and (iv) the Company's compliance with legal and regulatory requirements, and (b) in accordance with applicable law, regulation and listing standards, prepare a report for inclusion in the Company's annual proxy statement,.

II.      COMPOSITION OF AUDIT COMMITTEE

         The Audit Committee shall consist of not less than three members. Each member of the Audit Committee shall be appointed by the Board or upon the recommendation of the Nominating Committee, if such a committee has been appointed, and shall satisfy the independence and expertise requirements the Sarbanes-Oxley Act of 2002 (the "Act"), and including the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and requirements of any National Securities Exchange or Automated Quotation System on which the Company's securities may be traded or quoted as appropriate.

         Vacancies on the Audit Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. The members of the Audit Committee may be removed by a majority vote of the Board.

III.     AUTHORITY AND RESPONSIBILITIES OF AUDIT COMMITTEE

         The following are the responsibilities of the Audit Committee:

         A.       Independent Auditor

         o Appoint, compensate and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report.

         o Adopt and ensure compliance with a pre-approval policy with respect to services provided by the independent auditor.

         o The independent auditor shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.

         o Review and, in its sole discretion, approve in advance the services and terms of all audit and, as provided in the Act, all permitted non-audit services and relationships between the Company and the independent auditor. Approval of audit and permitted non-audit services may also be made by one or more members of the Audit Committee as shall be designated by the Audit Committee and the person(s) granting such approval shall report such approval to the Audit Committee not later than at the next scheduled meeting.

         o At least annually, obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, any required peer review, any inquiry or investigation of the firm by governmental or professional authorities, and the internal quality-control report of the independent auditor.

         o Discuss the foregoing report by the independent auditor to the extent it discloses any material issues, relationships or services that may impact the performance, objectivity or independence of the outside auditor, including the matters required to be discussed by Statement on Auditing Standards No. 61, and take, or recommend that the full board take, appropriate actions to oversee the independence of the outside auditor.

         o Evaluate with the assistance of the Company's management, the qualifications, performance and independence of the independent auditor, including the lead partner of the independent auditor and, if so determined by the Audit Committee, terminate the Company's engagement of the independent auditor.

         The Audit Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditor to the Board.

         B. Financial Reporting and Accounting Policies

         o Review the annual audited and quarterly financial statements with the Company's management, its Disclosure Committee, if any, and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certification as required by the Act.

         o Review any significant reporting issues and judgments made in connection with the Company's financial statements.

         o Review major issues regarding the Company's significant accounting principles, financial statement presentations and any changes thereto and the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies. Consider the impact of acceptable alternative accounting principles that are communicated by the independent auditor, internal auditors or the Company's management.

         o Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

         o Make a recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

         C.       Audit Process of the Independent Auditor

         o Meet with the independent auditor prior to their commencing the audit to review the scope (i.e. nature of work performed by entity), planning and staffing of the audit.

         o Discuss with the independent auditor their required disclosure outlined by Generally Accepted Auditing Standards relating to the conduct of the audit, including consideration of the quality of the Company's accounting principles as applied in its financial reporting.

         o Review with the independent auditor any problems or difficulties and management's response; review the independent auditor's attestation and report on management's internal control report, from the time that such reports are prepared; and hold timely discussions with the independent auditors regarding the following:

                 o All critical accounting policies and practices;

                 o All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

                 o Other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences.

         D.       Evaluation

         o On an annual basis, the Audit Committee shall evaluate its performance relative to the Audit Committee's purpose, duties and responsibilities, as described by this Charter. A discussion of these findings shall take place at least annually at the first meeting of the Audit Committee.

         o The Audit Committee shall review and assess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

         E.        Other Matters

         o Establish clear hiring policies, compliant with governing laws or regulations for employees or former employees of the independent auditor.

         o Discuss the Company's earnings press releases, including review of "pro-forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies. This review may be done generally through a discussion of the types of information to be disclosed and type of presentations to be made, and the Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

         o Discuss the Company's policies with respect to risk assessment and risk management, including the Company's major financial accounting and risk exposures and the steps management has undertaken to control them.

         o Submit, when required, the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         o Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

         o Establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

IV.      MEETINGS OF THE AUDIT COMMITTEE

         The Audit Committee shall meet at least four times per year, or more frequently as circumstances require.

         The Audit Committee shall report regularly to the Board regarding the execution of its duties and responsibilities, at a minimum, after each scheduled meeting of the Audit Committee, and shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Board of Directors of the Company.

         The members of the Audit Committee shall select a chair who will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. A majority of the members of the Audit Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

         Periodically, the Audit Committee shall meet with the Company's management, members of the Company's internal Corporate Audit Staff, if any, and with the independent auditor in separate sessions.

V.       RESOURCES OF THE AUDIT COMMITTEE

         The Audit Committee shall have the authority, following notice to the Chairman of the Board or President to retain and compensate legal, accounting or other advisors to advise the Audit Committee and assist it in fulfilling its duties and responsibilities. The Audit Committee may request any officer or employee of the Company, or the Company's outside counsel or independent auditor, to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee.

VI.      OTHER

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of the Company's management and the independent auditor.

                                                                  FORM OF PROXY

                       AMERICAN NATURAL ENERGY CORPORATION
                           7030 South Yale - Suite 404
                              Tulsa, Oklahoma 74136

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Michael K. Paulk and Steven P. Ensz, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of American Natural Energy Corporation held of record by the undersigned on June 9, 2004 at the Annual Meeting of Shareholders to be held on July 12, 2004 or any adjournment thereof.

   1.  Election of Directors

       |_|  For all nominees listed below  (except as marked to contrary below)

       |_|  Withhold Authority to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                                Michael K. Paulk
                                 Steven P. Ensz
                                 Brian E. Bayley
                                John K. Campbell
                                 Jules Poscente

   2. In favor of    [ ]         Against    [ ]          Abstain    [ ]

      A proposal to adopt amendments to the Company's 2001 Stock Incentive Plan.

   3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTORS AND IN FAVOR OF THE PROPOSAL TO AMEND THE 2001 STOCK INCENTIVE PLAN.

     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Dated:  _______________, 2004



   -------------------------------------
   Signature
   Title (if required)


                                     -----------------------------------
   Signature (if held jointly)